Exhibit 10.2

March 25, 2015

Trident IV, L.P. and Trident IV Professionals Fund, L.P.

c/o Stone Point Capital LLC

20 Horseneck Lane

Greenwich, CT 06830

Attn: Stephen Levey

Re:	Corporate Governance Agreement

Gentlemen:

This Corporate Governance Agreement (the “Agreement”) will confirm the agreement among Atlantic Capital Bancshares, Inc. (the “Company”) and Atlantic Capital Bank, a Georgia-chartered commercial bank (the “Bank”), on the one hand, and Trident IV, L.P. and Trident IV Professionals Fund, L.P., each a Cayman Islands exempted limited partnership (collectively, the “Investor”), on the other hand. In this Agreement, the boards of directors of the Company and the Bank (and any successor thereto as a result of the consummation of the transactions contemplated by the Purchase Agreement and the Merger Agreement (as such terms are hereinafter defined)) are sometimes referred to individually as a “Board” and collectively as “Boards.”

Concurrently with entry into this Agreement, Investor and the Company are entering into a Securities Purchase Agreement of even date herewith (the “Purchase Agreement”) pursuant to which Investor will purchase shares of common stock from the Company. In addition, concurrently with execution of the Purchase Agreement, the Company is entering into an Agreement and Plan of Merger of even date herewith (the “Merger Agreement”) between the Company and First Security Group, Inc. (“First Security”). Pursuant to the terms of the Merger Agreement, First Security will merge with and into the Company (the “Merger”), with the Company being the survivor thereof. Immediately thereafter, the Bank will merge (the “Bank Merger”) with and into First Security’s wholly owned subsidiary, FSGBank, N.A. (“FSGBank”) with FSGBank being the survivor thereof (the “Surviving Bank”). The Company, as the parent holding company for the Surviving Bank, will take all necessary steps to enforce the obligations set forth herein of the Bank with respect to the Surviving Bank. In connection with the Merger and the Bank Merger, the Boards will be reorganized as provided in the Merger Agreement.

1.	Board Seats for Investor Nominees

(a) The Company and the Bank shall each agree to:

(i) immediately upon Investor’s request upon or subsequent to the consummation of the Merger and the Bank Merger, appoint a person nominated by Investor (the “Investor Nominee”) as provided in this Section 1 to serve as a director on its Board, subject to any required regulatory approvals and to the reasonable approval of the Company’s Nominating Committee (the “Nominating Committee”) and the Bank’s Nominating Committee, as applicable, which approval shall not be unreasonably withheld, conditioned or delayed (it being understood that Stephen Levey shall be so approved as the Investor Nominee); and

(ii) at each meeting of stockholders for election of directors at which the position to be occupied under this Agreement by the Investor Nominee on any Board is to be determined by stockholder election, (A) cause the Investor Nominee to be recommended by the Nominating Committee for consideration by the Board and to be nominated by the Board for election as a director, subject to the considerations described in clause (i); (B) recommend to its stockholders the election of the Investor Nominee, and use its reasonable best efforts to cause the election of the Investor Nominee to the Board, including soliciting proxies for the election of the Investor Nominee to the same extent as it does, consistent with past practice, for any other Board nominee for election as a director; and (C) request each then-current member of such Board to vote as a stockholder for approval of the Investor Nominee.

(b) Should for any reason a Board fail to nominate the Investor Nominee, without limiting any other rights or remedies of Investor, the right of Investor to nominate an Investor Nominee shall remain in effect and Investor shall have the right to repropose one or more Investor Nominees to which this Agreement shall then apply.

(c) In the event of the death, disability, resignation or removal of the Investor Nominee, the Company and the Bank shall cause the prompt election to the Boards of a replacement director designated by Investor, subject to the requirements set forth in this Section 1, to fill the resulting vacancy, and such individual shall then be deemed the Investor Nominee for all purposes under this Agreement.

(d) Any Investor Nominee shall be entitled to the same compensation and participation in Company and Bank equity plans and the same indemnification as the other members of the Boards in connection with his or her role as a director, and each Investor Nominee shall be entitled to reimbursement for documented, reasonable out-of-pocket expenses incurred in attending meetings of the Boards or any committees thereof. With respect to the indemnification of any Investor Nominee, the Company and the Bank, respectively, agree (i) that it is the indemnitor of first resort (i.e., its obligations to any Investor Nominee are primary and any obligation of Investor or its Affiliates (other than, for the avoidance of doubt, the Company or the Bank) to advance expenses or to provide indemnification for the same expenses or liabilities incurred by such person are secondary) with respect to any actions, costs (including reasonable attorneys’ fees), charges, losses, damages, expenses or other liabilities incurred or sustained arising in connection with or related to the execution by such person of his or her duties as a director of the Company or the Bank, as the case may be, and (ii) that it irrevocably waives, relinquishes and releases Investor and its Affiliates from any and all claims for contribution, subrogation or any other recovery of any kind in respect thereof.

(e) The Company or the Bank, as the case may be, shall notify each Investor Nominee of all regular and special meetings of the Boards and shall notify each Investor Nominee of all regular and special meetings of any committee of the Boards of which the Investor Nominee is a member in accordance with the Company’s or the Bank’s bylaws as then in effect.

(f) The Company or the Bank, as the case may be, shall provide each Investor Nominee with copies of all notices, minutes, consents and other materials provided to the other members of the Boards or any committee thereof concurrently with the distribution of such materials to the other members.

(g) Investor’s rights under Section 1, Section 2 and Section 3 shall terminate if Investor (together with its Affiliates) no longer Beneficially Owns at least 25% of the shares of the common stock of the Company (as adjusted appropriately from time to time for any reorganization, recapitalization, stock dividend, stock split, reverse stock split or other like changes in the Company’s capitalization) held by Investor or any of its Affiliates immediately following the consummation of the Merger (including any shares underlying any warrant to purchase common stock issued to Investor or its Affiliates) (the “Termination Event”). Following the occurrence of the Termination Event, upon the written request of the Boards, Investor shall use its reasonable best efforts to cause the Investor Nominee to resign from the Boards within thirty (30) calendar days thereafter. Investor shall inform the Company if and when a Termination Event occurs. Notwithstanding the foregoing, any Investor Nominee then serving as a director shall continue to be entitled to the compensation, indemnification and expense reimbursement in connection with his or her service as a director described in Section 1(d), and upon such Investor Nominee’s resignation or failure to stand for re-election, such Investor Nominee shall be entitled to the most favorable indemnification and expense reimbursement as other former directors of the Boards.

(h) For so long as no Termination Event shall have occurred, the Boards shall also include a reputable independent director with public company bank experience, who shall not have served on the Boards prior to the consummation of the Merger.

2.	Board Observer

Upon the written request of Investor and in lieu of Investor’s nomination of an Investor Nominee to serve on a Board, Investor will be entitled to designate a representative (the “Observer”) to receive a standing invitation to attend each of the meetings of such Board, and the committees thereof, in the capacity of a nonvoting observer. The Observer shall be reasonably acceptable to the applicable Board. The appointment by Investor of an Observer shall not prevent Investor from nominating an Investor Nominee in lieu of such Observer at a future time. The Observer shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information provided to such person in his or her capacity as an Observer. The Company reserves the right to withhold any information and to exclude the Observer from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel or result in disclosure of trade secrets or a conflict of interest.

Notwithstanding anything to the contrary contained herein, for the period between the date hereof until the consummation of the Merger and the Bank Merger, Investor will be allowed to designate one representative to serve as an Observer during such period. Upon consummation of the Merger and the Bank Merger, the Observer will continue in such capacity only to the extent that no Investor Nominee has been appointed to the Boards.

Consistent with Section 1(d), the Observer shall be entitled to reimbursement for documented, reasonable out-of-pocket expenses incurred in attending meetings of the Boards or any committees thereof.

3.	Information Rights

Commencing as of the date of this Agreement, the Company and the Bank will provide to Investor all information distributed to the members of either of the Boards or their respective committees, quarterly and annual audited and unaudited consolidated financial statements and copies of all reports required to be filed under applicable law or under the terms of any outstanding debt instrument. Investor, after appropriate notification of management, may visit and inspect the Company’s and the Bank’s (and their respective subsidiaries’) properties, books and records during normal business hours and at reasonable frequency. In addition, Investor may consult with management of the Company and the Bank and their respective subsidiaries on Investor’s views on matters relating to the operation of the business thereof. The foregoing language shall not be deemed to limit any rights or fiduciary obligations of any Investor Nominee in his capacity as a member of the Boards.

4.	General Provisions

(a) Corporate Opportunities. Each of the parties hereto acknowledges that Investor and its Affiliates and their related investment funds may review the business plans and related proprietary information of any enterprise, including enterprises that may have products or services which compete directly or indirectly with those of the Company and its subsidiaries, and may trade in the securities of such enterprise. Investor, its Affiliates and their related investment funds shall not be precluded or in any way restricted from investing or participating in any particular enterprise, or trading in the securities thereof, whether or not such enterprise has products or services that compete with those of the Company or any of its subsidiaries. Without limiting the generality of the foregoing sentence, except as set forth below, the parties expressly acknowledge and agree that: (a) Investor and its Affiliates have the right to, and shall have no duty (contractual or otherwise) not to, directly or indirectly, engage in the same or similar business activities or lines of business as the Company and its subsidiaries; and (b) in the event that Investor or any of its Affiliates acquires knowledge of a potential transaction or matter that may be a corporate opportunity for the Company or any of its subsidiaries, Investor or its Affiliates shall have no duty (contractual or otherwise) to communicate or present such corporate opportunity to the Company or any of its subsidiaries, and, notwithstanding any provision of this Agreement to the contrary, shall not be liable to the Company or any of its subsidiaries or any other stockholders of the Company for breach of any duty (contractual or otherwise) by reason of the fact that Investor, any of its Affiliates or any of their related investment funds, directly or indirectly, pursues or acquires such opportunity for itself, directs such opportunity to another Person or does not present such opportunity to the Company or its subsidiaries. If an Investor Nominee or an Observer initially acquires knowledge of a potential transaction or matter that is a corporate opportunity for the Company or any of its subsidiaries, such opportunity shall belong to the Company or the applicable subsidiary, unless such corporate opportunity is offered to such Investor Nominee or Observer solely in his or her capacity as a representative of Investor or any of its Affiliates, in which case such corporate opportunity shall belong to Investor or such Affiliate, as the case may be.

(b) Costs and Expenses. Except as otherwise provided in this Agreement, each of the parties will be responsible for all other costs and expenses incurred by it or on its behalf in connection with the transactions contemplated pursuant to this Agreement.

(c) Assignment; Successor. The rights of Investor under this Agreement shall be personal to Investor and the transfer, assignment and/or conveyance of said rights from Investor to any other Person (other than in connection with a transfer of securities to an Affiliate which assumes the obligations of Investor hereunder) is prohibited and shall be void and of no force or effect. This Agreement shall be binding upon the Surviving Bank, as the successor of the Bank pursuant to the Bank Merger upon consummation of the transactions contemplated by the Purchase Agreement and the Merger Agreement, and any successor to the Company, including in connection with any merger, share exchange or other business combination transaction involving the Company.

(d) Equitable Performance. The Company and the Bank agree that Investor will not have an adequate remedy at law for a breach by the Company or the Bank of this Agreement, and upon any such breach Investor shall be entitled to enforce this Agreement by injunction or with other equitable remedies.

(e) Rights Non-Exclusive. The rights granted to Investor hereunder are not in substitution for, and shall not be deemed to be in limitation of, any rights otherwise available to Investor as a holder of securities of the Company or pursuant to any other agreement with the Company or the Bank.

(f) Governing Law. This Agreement and all transactions contemplated by this Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of New York without regard to principles of conflicts of laws.

(g) Jurisdiction and Venue. Any legal proceeding arising out of or relating to this Agreement shall be brought in the courts of the State of New York or federal courts in the Borough of Manhattan. Each party consents to the jurisdiction of such courts in any such legal proceeding and waives any objection to the laying of venue of any such legal proceeding in such courts. Service of any court paper may be effected on such party by mail, as provided in this Agreement, or in such other manner as may be provided under applicable laws, rules of procedure or local rules.

(h) Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH PARTY HEREBY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT, OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION, OR SUIT (WHETHER IN CONTRACT, TORT, OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF, OR BASED UPON, THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. EACH PARTY ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTIES THAT THIS SECTION CONSTITUTES A

MATERIAL INDUCEMENT UPON WHICH IT IS RELYING, AND WILL RELY IN ENTERING INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

(i) Entire Agreement. Except as otherwise expressly set forth herein, this Agreement, together with the other documents and instruments referred to herein, embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersede and preempt any prior understandings, agreements, or representations by or among the parties, written or oral, that may have related to the subject matter hereof in any way.

(j) Notices. Except as otherwise provided in this Agreement, all notices, requests, consents and other communications hereunder shall be in writing and shall be delivered in person, by first-class registered or certified airmail (postage prepaid), by nationally recognized overnight express courier or by electronic mail or facsimile, and shall be deemed given (i) if delivered in person, upon delivery, (ii) if delivered by first-class registered or certified airmail, three business days after so mailed, (iii) if delivered by a nationally recognized overnight courier, one business day after so mailed, and (iv) if delivered by electronic mail or facsimile, upon electronic confirmation of receipt, and shall be delivered as addressed as follows (or at such other address as may be designated by a party in a notice given in a like manner):

(i)	if to the Company or the Bank:
Atlantic Capital Bancshares, Inc.
Attention: Douglas L. Williams
3280 Peachtree Road N.E.
Suite 1600
Atlanta, Georgia 30305
E-Mail: doug.williams@atlcapbank.com

with a copy, which shall not constitute notice to:

Womble Carlyle Sandridge & Rice, LLP
Attention: Steven Dunlevie
Atlantic Station
271 17th Street, NW
Suite 2400
Atlanta, Georgia 30363-1017
Email: sdunlevie@wcsr.com

(ii)	if to the Investor:
c/o Stone Point Capital LLC
Attention: Stephen Levey
20 Horseneck Lane
Greenwich, CT 06830
Email: slevey@stonepoint.com

with a copy, which shall not constitute notice to:

Skadden, Arps, Slate, Meagher & Flom LLP
Attention: Sven Mickisch
4 Times Square
New York, NY 10036
Email: sven.mickisch@skadden.com

(k) Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement shall impair any such right, power or remedy of such party, nor shall it be construed to be a waiver of or acquiescence to any breach or default, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default.

(l) Amendments and Waivers. This Agreement may not be amended, except by an agreement in writing, executed by each of the Company, the Bank (or the Surviving Bank subsequent to the completion of the Bank Merger) and Investor, and, compliance with any term of this Agreement may not be waived, except by an agreement in writing executed on behalf of the party against whom the waiver is intended to be effective. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of any such provision and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

(m) Counterparts. This Agreement may be executed in any number of counterparts and signatures may be delivered by facsimile or in electronic format, each of which may be executed by less than all the parties, each of which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one instrument.

(n) Severability. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable, or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement and the balance of this Agreement shall be enforceable in accordance with its terms.

(o) Titles and Subtitles; Interpretation. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Each of the parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if it is drafted by each of the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement.

(p) Definitions. As used in this Agreement, the following terms shall have the respective meanings set forth below:

(i) “Affiliate” has the meaning set forth in the Purchase Agreement.

(ii) “Beneficial Ownership” by any Person of any security means ownership by such Person who, together with Affiliates of such Person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares (a) voting power that includes the power to vote, or to direct the voting of, such security, (b) investment power that includes the power to dispose of, or to direct the disposition of, such security, or (c) a right to acquire any of the powers set forth in (a) and (b) above within 60 days (of any date of determination of “Beneficial Ownership”) in respect of such security. The terms “Beneficially Own,” “Beneficially Owned,” “Beneficially Owning” and “Beneficial Owner” shall have a correlative meaning.

(iii) “Person” means an individual, corporation, partnership, limited liability company, association, trust, or other entity or organization, including any governmental authority.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties set forth below as of the date written above.

ATLANTIC CAPITAL BANCSHARES, INC.

By:	/s/ Douglas L. Williams
Douglas L. Williams
President and Chief Executive Officer

ATLANTIC CAPITAL BANK

By:	/s/ Douglas L. Williams
Douglas L. Williams
President and Chief Executive Officer

TRIDENT IV, L.P.

By:	Stone Point Capital LLC, its manager

By:	/s/ David Wermuth

Name:	David Wermuth

Title:	Senior Principal

TRIDENT IV PROFESSIONALS FUND, L.P.

By:	/s/ David Wermuth

Name:	David Wermuth

Title:	Senior Principal